UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
_____________________

Date of Report (Date of earliest event reported):   January 12, 2009

Gulf Island Fabrication, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	0-22303	72-1147390
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

583 Thompson Road, Houma, Louisiana	70363
(Address of principal executive offices)	(Zip Code)

(985) 872-2100
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b and c)         On January 12, 2009, the Board of Directors of Gulf Island Fabrication, Inc. (the “Company”) appointed Kirk J. Meche President and Chief Operating Officer of the Company.  Mr. Meche has served as the Company’s Executive Vice President of Operations since February 2001.  Mr. Meche, age 46, previously served as President and Chief Executive Officer of Gulf Marine Fabricators, a wholly-owned subsidiary of the Company, from February 2006 to October 2006, and as President and Chief Executive Officer of Gulf Island, L.L.C., a wholly-owned subsidiary of the Company, from February 2001 until January 2006.  Kerry J. Chauvin will continue to serve as the Company’s Chief Executive Officer and Chairman of the Board.  There are no transactions in which Mr. Meche has an interest that require disclosure under Item 404(a) of Regulation S-K.  Attached as Exhibit 99.1 is a copy of the press release issued by the Company.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated January 12, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULF ISLAND FABRICATION, INC.

		By:	/s/ Robin A. Seibert
Robin A. Seibert
Vice President – Finance,
Chief Financial Officer
and Treasurer

Dated:	January 12, 2009